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                                                                   Exhibit 10.22


                     [NORTHERN AUTOMOTIVE CORP. LETTERHEAD]


Mr. Lon B. Novatt
23 Dapple Gray Road
Bell Canyon, California 91307

Dear Lon:

This will confirm our arrangement as follows:

1. You shall serve as our Vice President-General Counsel and Secretary commencing December 1, 1995, at a base salary at the annual rate of $150,000.

2. You shall be entitled to participation in our bonus plan for the next fiscal year (i.e. ending on or about February 1, 1997) in accordance with our 1996 Incentive Compensation Plan, under which you shall have the potential to earn up to 50% of your base salary in bonus. However, you shall receive a guaranteed minimum bonus of $10,000 payable by April 30, 1996, and $20,000 payable by April 30, 1997.

3. This arrangement may be terminated by either of us at any time without cause, provided that if you are terminated by us without cause, you shall be entitled to receive your then current base salary for a period of six
     (6) months after termination. In the event of a change in control of the Company (such that it is no longer under the control of its present Board of Directors or ultimate shareholder) resulting in you suffering a Job Reduction (as defined below), you shall be entitled to a payment equal to six (6) months of your then current base salary. "Job Reduction" shall be deemed to mean either (i) a ten percent (10%) or more reduction in base salary or benefits, (ii) a material change in job responsibilities, working conditions or scope of services, or (iii) a transfer of more than 35 miles from your current place of employment.

4. You shall be entitled to (a) such insurance and medical benefits as are generally available to our Vice Presidents and (b) three (3) weeks vacation during each full year of your employment by us.

5. You shall be entitled to the benefits available to employees under the relocation policy. In addition, the Company will reimburse the lower of duplicate housing costs for up to twelve months. If you sell your house at 23 Dapple Gray Road in Bell Canyon, California for less than $550,000, the Company will reimburse you for one-half the difference.

6. Subject to disclosures made by you in the course of your performing your duties for the Company in a good faith prudent manner, you shall treat confidentially


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     all information relating to us, our customers, and others with whom we deal and not disclose or use such information for your own purposes and upon termination, for any reason, of your employment you shall not for a period of one (1) year thereafter: (a) engage in business activities with or solicit for hire any person who at the time of such termination [or within twelve (12) months prior thereto] was employed by us; or (b) directly or indirectly become employed by, associated with or have more than a deminimus interest in any entity which is or is affiliated with a chain of automotive aftermarket stores of at least 50 stores west of the Mississippi River in the United States. (For purposes hereof, any store the sales of which are comprised of more than 30% in the automotive aftermarket and/or related products shall be deemed to be an automotive aftermarket store.) Notwithstanding anything contained herein to the contrary, information which is or becomes available in the public domain otherwise than through a breach of this agreement shall not be deemed confidential.

7. You represent that you are free to enter into this agreement and that you are not bound by any agreement or other restriction which would interfere with your acceptance of employment or the full, timely and faithful performance of your duties.

8. This agreement represents our entire understanding with respect to the subject matter hereof and may not be modified, except in writing. If any restrictions contained in this agreement shall be deemed invalid or unenforceable by reason of the extent, duration or geographical scope thereof or otherwise, such restrictions shall be reduced in a manner so as to render the balance of this agreement enforceable.

9. The Company agrees to reimburse you for the cost of taking the Arizona bar exam and bar review course if you choose to take said exam. Any work days you take off for study time shall be taken only to the extent: (a) you have vacation time available to offset; or (b) they do not unreasonably interfere with performance of your job functions.

Sincerely,


/s/ James G. Bazlen
-------------------------
James G. Bazlen
President



Accepted:


/s/ Lon B. Novatt
-------------------------
Lon B. Novatt